UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2020 (November 11, 2020)

Ocuphire Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37000 Grand River Avenue, Suite 120 Farmington Hills, MI	48335
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (248) 681-9815

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OCUP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2020, Ocuphire Pharma, Inc. (the “Company”) appointed Amy Rabourn, age 40, as the Vice President of Finance and Principal Accounting Officer of the Company.

Ms. Rabourn has over eighteen years of finance and accounting experience, including public company experience, with a focus on life sciences.  In her most recent role, she was Director of Finance at Gemphire Therapeutics, Inc. from December 2014 through December 2019, which merged with NeuroBo Pharmaceuticals, Inc. in December of 2019.  She joined the company in December 2014 as its first finance employee.  Ms. Rabourn implemented processes and procedures that supported Gemphire through private fund raising and its initial public offering in August of 2016.  She oversaw daily financial transactions, performed budgeting and forecasting, and managed the financial reviews and audit, SEC filings and tax preparation.  Upon departure of the CFO in September of 2018, she assumed additional responsibilities including management of insurance and HR activities and reporting to the Audit Committee.  After the merger, she continued as a consultant to NeuroBo in the same role as they transitioned to public company status.  Prior to that, she held a position as Controller of a software start-up, performed financial consulting in the life sciences space and worked in Finance at Pfizer.  She is a licensed CPA with public accounting experience from PricewaterhouseCoopers, LLP where she worked in the audit practice.  Ms. Rabourn is a graduate of the University of Michigan where she earned a MAcc (Master of Accounting) and BBA with a Finance and Accounting concentration.

On November 11, 2020, the Company entered into an employment agreement with Ms. Rabourn. Her employment agreement has an initial term of three years beginning on November 11, 2020 and automatically renews for an additional one-year period at the end of the initial term and each anniversary thereafter, provided that the Company’s board of directors does not provide written notice to Ms. Rabourn at least 90 days prior to the expiration of the initial term or any renewal term of its intention not to renew.

Ms. Rabourn’s employment agreement entitles her to, among other benefits, the following compensation: (i) an annual base salary of at least $240,000, reviewed at least annually commencing with the review of compensation for the year ended December 31, 2020; (ii) a signing bonus of $10,000; (iii) an annual cash bonus in an amount of up to thirty percent (30%) of her annual base salary; (iv) participation in equity-based long-term incentive compensation plans generally available to senior executive officers of the Company (beginning in 2020); and (v) participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other senior executive officers of the Company. Additionally, pursuant to her employment agreement, Ms. Rabourn was granted certain options to purchase shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCUPHIRE PHARMA, INC.

	By:	/s/ Mina Sooch
Mina Sooch
Chief Executive Officer
Date: November 17, 2020